                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                       Securities and Exchange Act of 1934


         Date of Report (Date of earliest event reported): July 22, 1998

                          IMTEK OFFICE SOLUTIONS, INC.
             (Exact name of registrant as specified in its charter)

          DELAWARE                33-24464-NY               11-2958856
(State or other jurisdiction    (Commission               (IRS Employer
   of incorporation)             File Number)           Identification No.)

            8003 CORPORATE DRIVE, SUITE C, BALTIMORE, MARYLAND 21236
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (410) 931-2054

                                 Not applicable
         (Former name or former address, if changed since last report.)

Item 2.  Acquisition or Disposition of Assets.

         On July 22, 1998, Imtek Office Solutions, a Delaware corporation (the "Registrant") and its direct wholly-owned subsidiary, Imtek Acquisition Corporation, a Maryland corporation ("Imtek Acquisition"), purchased 600 shares of capital stock of Barbera Business Systems, Inc., a Maryland corporation ("Barbera"). Three hundred of such shares were purchased from Joseph S. Barbera, and three hundred of such shares were purchased from Kathleen P. Barbera (the "Stock Acquisition"), all pursuant to that certain Stock Purchase Agreement and Plan of Merger (the "Acquisition Document"), which is incorporated into this Current Report as Exhibit 99.1 from the Current Report filed by the Registrant on August 13, 1998. The 600 shares of Barbera capital stock acquired by Imtek Acquisition (the "Acquired Securities") represented, at the time of the Stock Transaction, and represent on the date of filing of this report, 60% of the issued and outstanding shares of Barbera.

         The Acquisition Document also provides that, on or prior to November 1, 1998 (or December 1, 1998 in the event Imtek Acquisition or the Registrant pays Joseph P. Barbera and Patricia A. Buddemeyer ("Barbera and Buddemeyer") $2,500 each prior to November 1, 1998), Imtek Acquisition will, subject to the terms and conditions of the Acquisition Document, acquire the remaining 40% interest in Barbera held by Barbera and Buddemeyer through a subsequent merger (the "Merger Transaction" and, together with the Stock Transaction, the "Barbera Acquisition"). As of the date of this report, the Merger Transaction has not yet been consummated. The Registrant, however, has paid $5,000 to Barbera and Buddemeyer, and Barbera and Buddemeyer have agreed to extend the date on which the Merger Transaction will be consummated for a reasonable period of time. Following the closing of the Merger Transaction, Imtek Acquisition will be the successor corporation and will change its name to Barbera Business Systems, Inc.

         In the event the Merger Transaction is consummated, (i) Imtek Acquisition shall succeed to all of the assets and liabilities of Barbera, and the same shall be automatically vested in Imtek Acquisition, and (ii) all of the issued and outstanding shares of Barbera capital stock held by Barbera and Buddemeyer will be automatically canceled, and each of Barbera and Buddemeyer shall be entitled to receive 100,000 shares of the registrant's common stock, par value $0.000001 per share, all upon the consummation of the Merger Transaction.

         The assets to be acquired in the Barbera Acquisition include customer lists, inventory, tools, spare parts and supplies, leasehold and other interests in machinery and equipment, furniture and other personal property, the Barbera name, customer and supplier contracts, accounts receivable, prepaid items and books and records (the "Acquired Assets"). Prior to the Barbera Acquisition, the Acquired Assets were used in connection with Barbera's sale and leasing of office products and equipment, and such use will be continued after the closing of the Stock Transaction and the Merger Transaction.

         The aggregate consideration given by the Registrant and Imtek Acquisition for the Acquired Securities was $1,498,000, of which $10,000 is being held in escrow pursuant to the Acquisition Documents to satisfy any liabilities arising out of an IRS audit of Barbera for Barbera's fiscal year ending June 30, 1995 and any other federal or state audit of Barbera for any period ending prior to the date of the Stock Acquisition (the "Audit"). The aggregate consideration to be given by the Registrant for the remaining 40% interest in Barbera to be acquired in the Merger Acquisition is 200,000 shares of the Registrant's common stock. The consideration provided and to be provided was determined by the registrant's management by using management's best judgement of the value of Barbera to the Registrant and represents a negotiated compromise of the Registrant's management, on the one hand, and the Barbera Stockholders, on the other.

         The Acquisition Document provides that Barbera and Buddemeyer shall serve as directors of Barbera until the closing date of the Merger Transaction, at which time Barbera and Buddemeyer will resign from the Board of Directors of Barbera.

         The funds used by the Registrant to acquire Barbera were funds made available to the Registrant from Sirrom Capital Corporation, a Tennessee corporation ("Sirrom"), in accordance with that certain Loan Agreement dated May 29, 1998 by and among Sirrom, the Registrant and the Registrant's subsidiaries, pursuant to which Sirrom has made a loan the Registrant and its subsidiaries in the original aggregate principal amount of up to six million dollars ($6,000,000).

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (a) Audited Financial Statements of Business Acquired for Fiscal Year Ended June 30, 1999

                  Report of Independent Certified Public Accountants

                  Balance Sheet as of June 30, 1998

                  Statement of Operations for the Year Ended June 30, 1998

                  Statement of Stockholders (Deficit) Equity for the Year Ended June 30, 1998

                  Statement of Cash Flows

                  Notes to Audited Financial Statements

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

                               BOARD OF DIRECTORS
                         BARBERA BUSINESS SYSTEMS, INC.

We have audited the accompanying balance sheet of Barbera Business Systems, Inc. as of June 30, 1998 and the related statements of operations, stockholders' deficit and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Barbera Business Systems, Inc. as of June 30, 1998, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.



/s/ Grant Thornton LLP
-----------------------------------------
    Grant Thornton LLP




BALTIMORE, MARYLAND
JANUARY 8, 1999

                         BARBERA BUSINESS SYSTEMS, INC.

                                  BALANCE SHEET

                                  JUNE 30, 1998

ASSETS

CURRENT ASSETS
Cash                                                                $    62,585
Accounts receivable                                                     701,829
Inventory                                                               553,715
Other receivables                                                        62,315
Prepaid expenses                                                          9,979
Income taxes recoverable                                                 95,514
                                                                    -----------

Total current assets                                                  1,485,937


PROPERTY, PLANT AND EQUIPMENT - AT COST
Furniture, fixtures and equipment                                       103,701
Automobiles                                                              80,810
Leasehold improvements                                                   11,133
Computer and office equipment                                           195,996
                                                                    -----------
                                                                        391,640
Less accumulated depreciation and amortization                         (301,865)
                                                                    -----------
                                                                         89,775

DEFERRED TAX ASSET                                                       67,278

OTHER ASSETS                                                             25,959
                                                                    -----------
                                                                    $ 1,669,399
                                                                    -----------
                                                                    -----------


LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
Current maturities of notes payable                                 $   133,046
Line-of-credit                                                          225,296
Accounts payable                                                        576,777
Accrued expenses                                                        111,743
Deferred maintenance revenue                                            754,093
                                                                    -----------

Total current liabilities                                             1,800,955

NOTES PAYABLE, less current maturities                                    4,500


COMMITMENTS AND CONTINGENCIES                                                --



STOCKHOLDERS' DEFICIT
Common stock, $1 par value; authorized 100,000
shares; 1,430 issued and outstanding                                      1,430
Accumulated deficit                                                    (137,486)
                                                                    -----------
                                                                       (136,056)
                                                                    -----------
                                                                    $ 1,669,399
                                                                    -----------
                                                                    -----------

SEE  ACCOMPANYING NOTES

                         BARBERA BUSINESS SYSTEMS, INC.

                             STATEMENT OF OPERATIONS

                            YEAR ENDED JUNE 30, 1998

Revenue
Equipment and supplies                                              $ 4,552,755
Service                                                               1,847,830
                                                                    -----------
                                                                      6,400,585

COST OF REVENUE
Equipment and supplies                                                3,552,511
Service                                                               1,234,879
                                                                    -----------
                                                                      4,787,390
                                                                    -----------

Gross profit                                                          1,613,195

SELLING AND GENERAL EXPENSE                                           2,027,955
                                                                    -----------

Loss from operations                                                   (414,760)

OTHER INCOME (EXPENSE)
Interest and dividend income                                                122
Interest expense                                                        (16,363)
Other                                                                   (15,627)
                                                                    -----------

Other expense, net                                                      (31,868)
                                                                    -----------

Net loss before income taxes                                           (446,628)

INCOME TAX BENEFIT                                                      163,242
                                                                    -----------

NET LOSS                                                            $  (283,386)
                                                                    -----------
                                                                    -----------
BASIC AND DILUTED LOSS PER COMMON SHARE                             $   (198.17)
                                                                    -----------
                                                                    -----------

WEIGHTED AVERAGE SHARES OUTSTANDING                                       1,430
                                                                    -----------
                                                                    -----------

SEE ACCOMPANYING NOTES

                         BARBERA BUSINESS SYSTEMS, INC.

                       STATEMENT OF STOCKHOLDERS' DEFICIT

                            YEAR ENDED JUNE 30, 1998



                                                                                     Retained
                                                                                     earnings
                                                                 Common Stock      (accumulated  Stockholders'
                                                                Shares     Amount     Deficit)      Deficit
                                                                ------     ------     --------      -------

Balance at July 1, 1997                                          1,430   $   1,430   $ 145,900    $ 147,330

Net loss                                                          --          --      (283,386)    (283,386)
                                                             ---------   ---------   ---------    ---------
BALANCE AT JUNE 30, 1998                                         1,430   $   1,430   $(137,486)   $(136,056)
                                                             ---------   ---------   ---------    ---------
                                                             ---------   ---------   ---------    ---------

SEE ACCOMPANYING NOTES.

                         BARBERA BUSINESS SYSTEMS, INC.

                             STATEMENT OF CASH FLOWS

                            YEAR ENDED JUNE 30, 1998

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss                                                              $(283,386)
Adjustments to reconcile net loss to net
cash provided by operating activities
Depreciation and amortization                                            64,788
Gain on sale of fixed assets                                            (71,191)
Changes in assets and liabilities
Accounts and other receivables                                          (61,552)
Prepaid assets                                                           (9,979)
Accounts payable and accrued expenses                                   233,027
Inventory                                                               541,992
Other assets                                                              7,738
Deferred income                                                         (30,502)
Income taxes recoverable                                                (95,514)
Deferred income taxes                                                   (67,728)
                                                                      ---------

Net cash provided by operating activities                               227,693

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of fixed assets                                                (39,894)
Proceeds from sale of fixed assets                                      139,698
                                                                      ---------
Net cash provided by investing activities                                99,804

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from line-of-credit                                            225,296
Payment on line-of-credit                                                (6,987)
Payments on notes payable                                              (493,631)
                                                                      ---------

Net cash used in financing activities                                  (275,322)
                                                                      ---------

NET INCREASE IN CASH                                                     52,175

CASH AT BEGINNING OF YEAR                                                10,410
                                                                      ---------
CASH AT END OF YEAR                                                   $  62,585
                                                                      ---------
                                                                      ---------
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the year for interest                                $  16,363

SUPPLEMENTAL SCHEDULE OF NONCASH ACTIVITIES:
Inventory acquired with notes payable                                 $ 235,354

SEE ACCOMPANYING NOTES.

                         BARBERA BUSINESS SYSTEMS, INC.

                           NOTES TO AUDITED FINANCIALS

                                  JUNE 30, 1998

NOTE A - SUMMARY OF ACCOUNTING POLICIES

         A summary of the significant accounting policies applied in the preparation of the accompany financial statements follows:

NATURE OF OPERATIONS

         Barbera Business Systems, Inc. (the Company) sold, leased and serviced office equipment and related supplies to end users principally in Maryland and Washington, D.C.

ESTIMATES

         In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

ACCOUNTS RECEIVABLE

         The Company performs ongoing credit evaluations of its customers and maintains an allowance for potential credit losses. The allowance is based on an experience factor and review of current accounts receivable. Uncollectible accounts are written off against the allowance accounts when deemed uncollectible. At June 30, 1998, management estimates that all of the accounts receivable are collectible.

INVENTORY

         Inventories consist of copy machines, facsimile machines, and duplicators for sale, and parts and supplies used in the maintenance of office machines and consumable supplies. Inventories are stated at lower of cost or market using the first-in, first-out (FIFO) method.

PROPERTY, PLANT AND EQUIPMENT

         The Company provides depreciation and amortization for financial statement purposes over the estimated useful lives of the fixed assets using the straight-line method. Expenditures for maintenance and repairs are charged to expense in the period the charges are incurred. Property and equipment is periodically reviewed to determine the recoverability by comparing comparability to expected future cash flows.

PROPERTY, PLANT AND EQUIPMENT

         The estimated service lives used in determining depreciation and amortization are as follows:

Furniture and fixtures, production equipment and
equipment held for leases                                  5-7 years
Computer equipment and software                            5 years
Leasehold improvements                                     5-10 years
Vehicles                                                   5 years

REVENUES

         Revenue is recognized on equipment sales and supplies when a product is shipped. Service revenue (under maintenance agreements) is recognized when service is performed. Revenue from equipment leases is recognized under the operating lease method over the lease term.

DEFERRED MAINTENANCE REVENUE

         Service maintenance contracts are taken into income using the straight-line method over the life of the related contract, generally twelve months. Unearned maintenance income is deferred.

INCOME TAXES

         Income taxes are provided based on the liability method for financial reporting purposes. Deferred income taxes are provided for on temporary differences in the bases of assets and liabilities which are recognized in different periods for financial and tax reporting purposes.

FINANCIAL INSTRUMENTS

         The Company's financial instruments include cash, accounts receivable, accounts payable, and notes payable. The carrying amount of these financial instruments approximate their fair market value.

ADVERTISING COSTS

         Advertising costs are expensed as incurred. Total advertising and promotion expense for the year ended June 30, 1998 amounted to $86,427.

EARNINGS PER SHARE

         Basic earnings per share amounts have been computed based on the weighted average number of common shares outstanding. Diluted earnings per share amounts reflect the increase in weighted average number of common shares outstanding that would result from the assumed conversion of dilutive securities. For the year ended June 30, 1998, the Company did not have any dilutive securities outstanding.

NOTE B - INVENTORY

Inventory consists of the following as of June 30, 1998:


Office equipment for sale (See Note E)                        $312,281
Supplies and parts                                             241,434
                                                       ----------------
Total Inventory                                               $553,715
                                                       ----------------
                                                       ----------------

NOTE C - LINE-OF-CREDIT

         The Company has a $250,000 working capital line-of-credit. At June 30, 1998, the Company had outstanding $225,296 of advances under the line-of-credit. Advances under the line-of-credit bear interest at 9.5%. The line-of-credit was paid in full in July of 1998.


NOTE D - INCOME TAXES

         The Company accounts for income taxes on the liability method, as provided by Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes". Accordingly, liabilities and assets are recognized for the deferred tax consequences of temporary differences between the book basis and tax basis of assets and liabilities or carryforwards that will result in net taxable or deductible amounts in future periods. Deferred tax expense or benefit is the result of changes in the net asset or liability for deferred taxes. At June 30, 1998, the Company had a deferred tax asset relating to net operating loss carryforwards of approximately $67,728. The current year provision for income taxes relates to the carryback of net operating losses of $95,515 combined with the recording of the net operating loss carryforwards of $67,728. The net operating tax loss carryforward was generated in 1998 and expires in 2012. Utilization of net operating losses is subject to annual limitations due to the ownership change limitations provided by the Internal Revenue Code and similar state provisions. Management does not expect such limitations, if any, to impact the ultimate utilization of the carryforwards.

         The Company's provision for income taxes differs from the anticipated United States Federal statutory rate. Differences between the statutory rate and the Company's provisions are as follows at June 30:


Tax benefit at statutory rate                           (34)%
State tax differential                                    (2)
Other                                                     (1)
                                                   ----------
                                                        (37)%
                                                   ----------
                                                   ----------

NOTE E - NOTES PAYABLE

         Notes payable consist of the following at June 30, 1998:

Note payable to CIT Group, due in monthly installments of $1,341, bearing no
interest, collateralized by inventory, due December 25, 1998.                           $ 8,046

Equipment financing notes payable to MITA Copystar America, Inc., due in monthly installments ranging from $153 to $8,783, bearing no interest, collateralized by
inventory, due December 1998.                                                            57,880

Equipment financing notes payable to Deutsche Financial Services, due in monthly installments ranging from $325 to $6,875, collateralized by inventory, due at
various dates through October 1998.                                                      67,120

Note payable to Joseph and Kathleen Barbara a related party, bearing interest at
10%, due May 2001.                                                                        4,500
                                                                                       --------
                                                                                        137,546

Less current maturities                                                                 133,046
                                                                                       --------
                                                                                       $  4,500
                                                                                       --------
                                                                                       --------


NOTE F - COMMITMENTS AND CONTINGENCIES

The Company conducts its operations in a leased facility under a noncancelable operating lease expiring on December 31, 2001. The lease requires monthly payments which approximate $7,100.

         Vehicles operating leases, which expire at various dates through April 2000, require monthly payments which range from $331 to $450.

         Rent expense for the year ended June 30, 1998 was $102,627.

         The minimum rental commitments under operating leases are as follows:

     Year Ended June 30,                          Amount
     -------------------                          ------
             1999                               $100,890
             2000                                 91,028
             2001                                 88,903
             2002                                 45,044

         The Company is party to a change of control agreement with one of its employees. In the event of a change of control in the Company, the employee will receive two times his/her annual earnings (approximately $84,000) (See Note H).

NOTE G - EMPLOYEES' SAVINGS AND PROFIT SHARING PLAN

         The Company maintains an Employees' Savings and Profit Sharing Plan to which both the Company and eligible employees contribute. Company contributions are voluntary and at the discretion of the Board of Directors. Annual contributions by the Company cannot exceed $30,000 or 25% of annual compensation, whichever is less. Profit sharing expense for the year ending June 30, 1998 was $11,351.


NOTE H - SUBSEQUENT EVENT

         Effective July 1, 1998, the shareholders of the Company sold a 60% interest in the outstanding common stock of the Company to Imtek Office Solutions, Inc. (Imtek) for a cash payment of $1,725,119 and the agreement to acquire the remaining 40% of the outstanding common stock of the Company for 200,000 shares of Imtek common stock.

         (b)      Pro Forma Financial Information.

                  Introduction to Proforma Financial Statements

                  Unaudited Proforma Consolidated Balance Sheet

                  Unaudited Proforma Statement of Earnings

                  Notes to Unaudited Proforma Financial Statements

                          IMTEK OFFICE SOLUTIONS, INC.
               PRO FORMA UNAUDITED CONDENSED FINANCIAL STATEMENTS

The following pro forma unaudited condensed statements of earnings have been prepared by taking the June 30, 1998 balance sheet and the statement of earnings for the nine month period ended June 30, 1998 of Imtek Office Solutions, Inc. (the "Company") and giving effect to the acquisition of Barbera Business Systems, Inc. ("Barbera") by the Company as if it occurred as of October 1, 1997. The revenues and results of operations included in the following pro forma unaudited condensed statements of earnings are not considered necessarily to be indicative of anticipated results of operations for periods subsequent to the transaction, nor are they considered necessarily to be indicative of the results of operations for the periods specified had the transaction actually been completed as of October 1, 1997.

These financial statements should be read in conjunction with the notes to the pro forma unaudited condensed balance sheet and statements of earnings, which follow.

                  IMTEK OFFICE SOLUTIONS, INC. AND SUBSIDIARIES

                  UNAUDITED PROFORMA CONSOLIDATED BALANCE SHEET

                                 JUNE 30, 1998

-------------------------------------------------------------------------------------------------------------------------
                                                                 Company     Barbera    Pro Forma               Pro
                                                               Historical  Historical  Adjustments             Forma
                                                               ----------------------------------------------------------
ASSETS
CURRENT ASSETS

      Cash                                                     $ 2,949,168    $ 62,585                      $  3,011,753
      Escrow deposits                                            5,054,220           -                         5,054,220
      Accounts receivable                                        1,390,302     701,829                         2,092,131
      Other receivables                                            151,235      62,315                           213,550
      Inventory                                                  1,641,309     553,715                         2,195,024
      Notes recievable -  related parties                               -                                              -
      Notes receivable - other                                          -                                              -
      Deposit on equipment                                              -                                              -
      Deferred tax assets                                           82,124                                        82,124
      Prepaid Expenses and other current assets                    783,480     105,493                           888,973
                                                               -----------  -----------  -----------        -------------
               Total current assets                             12,051,838   1,485,937           -            13,537,775

PROPERTY AND EQUIPMENT - LESS ACCUMULATED
      depreciation and amortization                              1,880,888      89,775                         1,970,663

OTHER NONCURRENT ASSETS                                            497,516      93,687                           591,203

DEFERRED FINANCING COSTS                                           361,941           -                            361,941


OTHER INTANGIBLE ASSETS                                          1,732,574           -    1,586,667 (a),(b)     3,319,241
                                                               -----------  -----------  -----------        -------------
               TOTAL ASSETS                                    $16,524,757  $1,669,399   $1,586,667          $19,780,823
                                                               -----------  -----------  -----------        -------------
                                                               -----------  -----------  -----------        -------------

                  IMTEK OFFICE SOLUTIONS, INC. AND SUBSIDIARIES

                  UNAUDITED PROFORMA CONSOLIDATED BALANCE SHEET

                                 JUNE 30, 1998

-------------------------------------------------------------------------------------------------------------------------

                                                                    Company    Barbera    Pro Forma             Pro
                                                                  Historical  Historical Adjustments           Forma
                                                                  -------------------------------------------------------
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES
      Current maturities of notes payable                            $560,055    $358,342                     $   18,397
      Current maturities of obligations under capital lease           234,081                                    234,081
      Accounts payable - trade                                        644,506     576,777                      1,221,283
      Accounts payable - related party                                795,205                                    795,205
      Accrued expenses                                                985,473     111,743                      1,097,216
      Customer escrow accounts                                      5,054,220                                  5,054,220
      Deferred revenue                                                168,153     754,093                        922,246
      Income taxes payable                                            434,804                                    434,804
      Notes payable - related party                                                                                    -
                                                                  -----------  -----------  -----------    -------------
               TOTAL CURRENT LIABILITIES                            8,876,497   1,800,955          -          10,677,452

NOTES PAYABLE                                                       3,502,506       4,500                      3,507,006

OBLIGATIONS UNDER CAPITAL LEASE                                       988,578                                    988,578

DEFERRED TAX LIABILITY                                                 65,490                                     65,490

PUT OPTION OBLIGATION                                                 335,695                                    335,695

COMMITMENTS AND CONTINGECIES
                                                                            -                                          -

STOCKHOLDERS' EQUITY (DEFICIT)

      Preferred stock                                                 674,000         -                          674,000
      Common Stock                                                          8       1,430                          1,438
      Additional paid in capital                                    1,420,548               1,700,000 (a)      3,120,548
      Retained earnings                                               661,435   (137,486)   (113,333) (b)        410,616
                                                                  ----------- -----------  -----------     -------------
               Total stockholders' equity                           2,755,991   (136,056)   1,586,667          4,206,602
                                                                  ----------- -----------  -----------     -------------

               TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY         $16,524,757  $1,669,399  $1,586,667        $19,780,823
                                                                  ----------- -----------  -----------     -------------
                                                                  ----------- -----------  -----------     -------------

   The accompanying notes are an integral part of these financial statements.

                  IMTEK OFFICE SOLUTIONS, INC. AND SUBSIDIARIES

                    UNAUDITED PROFORMA STATEMENT OF EARNINGS

                                   (Unaudited)

--------------------------------------------------------------------------------------------------------------------------
                                                                             Nine Months Ended June 30, 1998
                                                                    Company        Barbera      Pro Forma       Pro
                                                                  Historical      Historical   Adjustments     Forma
                                                                  --------------------------------------------------------

Revenue
  Equipment and supplies                                          $ 5,854,400    $ 4,800,439     $     --     $ 10,654,839
  Merchant banking                                                 21,088,242             --           --       21,088,242
                                                                  -----------    -----------    ----------    ------------
                                                                   26,942,642      4,800,439           --       31,743,081
Cost of revenue
  Equipment related costs                                           3,474,636      3,590,543           --        7,085,179
  Merchant banking                                                 17,943,694             --           --       17,943,694
                                                                  -----------    -----------    ----------    ------------
    Total cost of fees and sales                                   21,418,330      3,590,543           --       25,008,873
                                                                  -----------    -----------    ----------    ------------
    Gross profit                                                    5,524,312      1,209,896           --        6,734,208
Selling and General Expense                                         4,401,575      1,520,966       113,333(a)    8,035,875
                                                                  -----------    -----------    ----------    ------------
    Operating income (loss)                                         1,122,737       (311,070)     (113,333)        698,334
Interest expense (income)                                             121,989         23,901                       145,890
                                                                  -----------    -----------    ----------    ------------
    Income (loss) before provision for income taxes                 1,000,748       (334,971)     (113,333)        552,444
Provision for income taxes                                            397,680       (122,432)           --         275,249
                                                                  -----------    -----------    ----------    ------------
    NET income (loss)                                                 603,068       (212,540)     (113,333)        277,195
PREFERRED STOCK DIVIDENDS                                               5,055             --            --           5,055
                                                                  -----------    -----------    ----------    ------------
INCOME AVAILABLE TO COMMON STOCKHOLDERS                            $  598,013      $(212,540)    $(113,333)     $  272,140
                                                                  -----------    -----------    ----------    ------------
                                                                  -----------    -----------    ----------    ------------
Earnings (loss) per share:
  Basic                                                            $     0.08                                   $     0.04
  Diluted                                                          $     0.08                                   $     0.04
WEIGHTED AVERAGE SHARES OUTSTANDING
  Basic                                                             7,412,033                                    7,412,033
  Diluted                                                           7,419,789                                    7,419,789

NOTES TO PRO FORMA STATEMENT OF EARNINGS


(a)   To record the goodwill associated with the transaction.

(b) To amortize the goodwill associated with the transaction based upon a fifteen-year life.

         (c)      Exhibits.

         Exhibit Index

         Number        Description
         ------        -----------

         27            Financial Data Schedule

         99            Additional Exhibits

                          Stock Purchase Agreement And Plan of Merger, as fully set forth in the Current Report on Form 8-K filed by Registrant on August 13, 1998 as Exhibit 99.1 to such
                          Form 8-K, which is hereby incorporated by reference.

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      IMTEK OFFICE SOLUTIONS, INC.
                                      (Registrant)

Date:  June 15, 1999                   BY:  /s/ Edwin C. Hirsch
                                      ---------------------------------------
                                      Edwin C. Hirsch, President